Exhibit 23

Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-178130) of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., Toll Finance Corp. and the additional registrants named therein and in the related Prospectus,

(2)
Registration Statement (Form S-4 No. 333-179380) of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp., and the additional registrants named therein and in the related Prospectus,

(3)	Registration Statements (Form S-8 No. 333-57645 and No. 333-113721) pertaining to the Stock Incentive Plan (1998) of Toll Brothers, Inc.,

(4)	Registration Statement (Form S-8 No. 333-143367) pertaining to the Stock Incentive Plan for Employees (2007) of Toll Brothers, Inc., as amended,

(5)	Registration Statement (Form S-8 No. 333-144230) pertaining to the Stock Incentive Plan for Non-Employee Directors (2007) of Toll Brothers, Inc., as amended,

(6)	Registration Statement (Form S-8 No. 333-148362) pertaining to the Employee Stock Purchase Plan of Toll Brothers, Inc., and

(7)	Registration Statement (Form S-8 No. 333-194533) pertaining to the Stock Incentive Plan for Employees (2014) of Toll Brothers, Inc.;
of our report dated October 8, 2013, with respect to the consolidated financial statements of Shapell Homebuilding Company, included in this Current Report (Form 8-K/A) of Toll Brothers, Inc.
/s/ Ernst & Young LLP
Los Angeles, California
April 16, 2014